ARC Wireless to Acquire Advanced Forming Technology and Quadrant Metals Technologies to Create Diversified Manufacturing Holding Company

Changing Name to ARC Group Worldwide, Inc.

DENVER, April 12, 2012 /PRNewswire/ -- The board of directors of ARC Wireless Solutions, Inc. (NASDAQCM: ARCW) ("ARC") is pleased to announce the signing of definitive agreements to purchase Advanced Forming Technology, Inc., ("AFT") and Quadrant Metals Technologies, LLC ("QMT").  ARC will be renamed ARC Group Worldwide, Inc. and will be a diversified manufacturing holding company with operations in Colorado, Florida, Pennsylvania, Texas, Minnesota, China and Hungary.  ARC intends to continue to trade on the NASDAQ Capital Market with the ticker symbol "ARCW".

ARC will maintain its commitment to growing the wireless broadband internet business through products such as its eXsite® dual-polarization dish and variable sector antennas, IES™ line of integrated panel antennas and enclosures, and the new ARCFlex™ line of full solution radios.  However, ARC will now have the benefit of a larger manufacturing platform to provide further support to grow its business and continue to streamline costs.

QMT is a holding company that owns a majority interest in manufacturing businesses FloMet LLC, Tekna Seal LLC, General Flange & Forge LLC and Tubefit LLC.  Through the combination of FloMet and AFT, ARC will create the world leader in Metal Injection Molding ("MIM"), an innovative and fast-growing technology that creates ultra high tolerance precision metal parts for the medical, automotive, firearms, and aerospace industries.  Through the other QMT businesses, ARC will also have significant operations in the manufacture and distribution of custom hermetic seals and pipe fittings and flanges.

Highlights of the acquisitions include the following:

•	ARC to acquire AFT, including its assets and operations in Hungary, for $43 million, approximately 1.0x Book Value, in a mix of cash and a convertible promissory note.

•	ARC to issue 7,857,898 shares valued at $4.00 per share, a 36% premium to ARC's closing price as of April 11, 2012, to acquire QMT in a non-cash transaction.

•	Transaction values equity of QMT at $31.4 million, a significant discount to the low end of a range determined by an independent valuation and advisory services provider.

•	Pro-forma projected Net Sales for twelve months ending June 30, 2012: $66 million.

•	Historical EBITDA margins at QMT have been approximately 15-19%, which ARC would expect to achieve or improve on company-wide over time, upon integration and growth of its business.

Mr. Ted Deinard, Interim Chief Executive Officer of ARC, said, "While we will continue to be focused on growing our wireless business, we are excited about the opportunity to transform ARC into a larger platform that should enable us to serve our current customers better and to enhance shareholder value.  We are grateful to welcome the new additions to ARC's platform and enthusiastic about creating the world leader in MIM.  The combination of FloMet and AFT is a significant milestone in the MIM industry and we are excited about what we can build with the stronger ARC platform in the future."

Mr. Jason Young, Chairman of the ARC Board of Directors added, "After a number of years evaluating potential transactions for ARC, we are pleased that we have now entered into definitive agreements with businesses that will transform ARC into a more robust platform with meaningful cash flow.  We look forward to the synergies that a larger organization will provide to our businesses, their customers, and all of our shareholders."

Preliminary proxy materials related to the acquisitions and other corporate matters are available at www.arcwireless.net.  The transaction, which is expected to be completed in the second quarter of 2012 subject to regulatory and shareholder approval, is also anticipated to involve a 1-for-1.95 reverse stock split.

About ARC

ARC, through its operating subsidiaries ARC Wireless LLC and ARC Wireless Ltd. (collectively "ARC Wireless"), focuses on wireless broadband technology. ARC Wireless designs and develops products that extend the reach of broadband and other wireless networks and simplifies the implementation of those networks.  ARC Wireless supplies its products to public and private carriers, wireless infrastructure providers, wireless equipment distributors, value added resellers and other original equipment manufacturers.  For more information about ARC Wireless, please visit www.antennas.com.

About AFT

Advanced Forming Technology, Inc. is an ISO-certified specialty manufacturer of precision metal injection molded parts for the automotive, aerospace, medical, firearms, and consumer markets.  AFT operates both out of its 113 acre worldwide headquarters campus in Longmont, Colorado and its 10 acre campus in Retsag, Hungary.  Throughout the past 24 years, AFT's technical expertise has enabled it to establish a strong customer base with multiple multi-national Fortune 500 firms in the automotive, healthcare, ammunition, and aerospace industries.  AFT will divest itself of its Thixoforming division prior to the closing.  For more information about AFT, please visit www.pcc-aft.com.

About QMT

Quadrant Metals Technologies LLC ("QMT") is a holding company that owns a majority interest in multiple manufacturing businesses (FloMet LLC, Tekna Seal LLC, General Flange & Forge LLC and Tubefit LLC).

FloMet LLC is the leading manufacturer of precision, miniature components utilizing its proprietary metal injection molding process. FloMet is acknowledged as one of the pioneers and leading innovators in MIM and customized materials technology, backed by more than 20 years of experience in making quality, miniature production components.  For more information about FloMet, please visit www.flomet.com.

Tekna Seal LLC is a leading custom manufacturer of hermetic seals, specializing in glass-to-metal hermetic seals. These glass-to-metal seals are custom built to customer design specifications, using a proprietary "Oxide-Free" hermetic sealing process which the company commercialized in 1990.  For more information about Tekna Seal, please visit www.teknaseal.com.

General Flange & Forge LLC ("GFFC") is a leading manufacturer of pipe flanges in carbon steel, low-alloy steels, and stainless steel. The company offers 12 product lines with several different pressure ranges (150 pounds to 2500 pounds) and many different sizes (ranging from 1/4" to 42"). There are over 2,100 active SKUs, including DIN/JIS/BS (metric) flanges, orifice unions, galvanized flanges, long weld necks, pad flanges/studding outlets, special facings and custom flanges.  For more information about GFFC, please visit www.generalflange.com.

Tubefit LLC, based in Houston, Texas, is a master distributor of carbon steel flanges and fittings for wholesalers and distributors across the south central U.S., including Texas, Oklahoma, Louisiana, Arkansas, and Tennessee.  For more information about Tubefit, please visit www.tubefit.com.

2

Forward Looking Statements

This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC's current expectations, estimates and projections about future events. This includes, but is not limited to, statements, if any, regarding the timing of the merger completion, the business plans and integration efforts once the transaction is complete, pro-forma statements and financial projections, ARC's ability to expand its services and realize growth and efficiencies through the acquisitions discussed herein, merger-related expenses and the impact of the transaction on ARC's earnings, market share and capital position. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as whether the merger will be approved by the shareholders of ARC or by regulatory authorities, whether each of the other conditions to closing set forth in the merger agreements will be met, ARC's ability to integrate QMT and AFT as planned and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. Neither ARC nor QMT nor AFT undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2011.

CONTACT: Ted Deinard, Interim Chief Executive Officer, +1-303-467-5236

3